Exhibit 99.(h)(31)

October 23, 2025

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Suzanne M. Hinckley, SVP

Re: Calamos ETF Trust (“Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and such Fund has established those new series of shares identified under its name on Exhibit A hereto (each, a “Portfolio”).

In accordance with Section 8.6, the Additional Portfolios provision, of the Master Services Agreement dated as of March 15, 2004, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund, on behalf of its respective Portfolios, hereby requests that State Street perform certain accounting and fund administration services for its Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement, and, for the avoidance of doubt, acknowledges and confirms to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among certain funds in the Calamos Family of Funds and State Street shall also apply to each Portfolio, and the undersigned Fund agrees to be bound by all the terms and conditions of the Third Side Letter.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

CALAMOS ETF TRUST
on behalf of:

Calamos Nasdaq Autocallable Income ETF
Calamos Nasdaq Autocallable Income ETF – Sub 1

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne M. Hinckley
Name:	Suzanne M. Hinckley
Title:	SVP
Effective Date: October 23, 2025

Information Classification: Limited Access

EXHIBIT A

Calamos ETF Trust

Calamos Nasdaq Autocallable Income ETF

Calamos Nasdaq Autocallable Income ETF – Sub 1

Information Classification: Limited Access

EXHIBIT B

Appendix A

TO

Master Services Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Calamos Advisors Trust
Calamos Growth and Income Portfolio	36-7271106

Calamos ETF Trust
Calamos Antetokounmpo Global Sustainable Equities ETF	88-4166679
Calamos Convertible Equity Alternative ETF	93-1403228
Calamos CEF Income & Arbitrage ETF	93-3384806
Calamos Alternative Nasdaq & Bond ETF	93-4047483
Calamos S&P 500 Structured Alt Protection ETF – May	99-1891857
Calamos S&P 500 Structured Alt Protection ETF – July 99-2036587
Calamos S&P 500 Structured Alt Protection ETF – August	99-2010412
Calamos Nasdaq-100 Structured Alt Protection ETF – June	99-2246961
Calamos Russell 2000 Structured Alt Protection ETF – July	99-3084638
Calamos Nasdaq-100 Structured Alt Protection ETF – September 99-2264630
Calamos S&P 500 Structured Alt Protection ETF – September	99-2059476
Calamos Laddered S&P 500 Structured Alt Protection ETF	99-4100530
Calamos S&P 500 Structured Alt Protection ETF – October	99-4151647
Calamos Russell 2000 Structured Alt Protection ETF – October	99-3099426
Calamos Nasdaq 100 Structured Alt Protection ETF – December	99-2309567
Calamos S&P 500 Structured Alt Protection ETF – November	99-4183246
Calamos Nasdaq-100 Structured Alt Protection – March	99-2360298
Calamos Russell 2000 Structured Alt Protection ETF – January	99-3170084
Calamos S&P 500 Structured Alt Protection ETF - December	99-4213949
Calamos S&P 500 Structured Alt Protection ETF - April	99-4289511
Calamos S&P 500 Structured Alt Protection ETF – June	99-4312375
Calamos S&P 500 Structured Alt Protection ETF – January	99-4237715
Calamos S&P 500 Structured Alt Protection ETF – February	99-4254967
Calamos S&P 500 Structured Alt Protection ETF – March	99-4278288
Calamos Russell 2000 Structured Alt Protection ETF – April	99-3193460
Calamos Bitcoin Structured Alt Protection ETF – January	33-2314879
Calamos Bitcoin 90 Series Structured Alt Protection ETF – January	33-2217288
Calamos Bitcoin 80 Series Structured Alt Protection ETF – January	33-2187566

Information Classification: Limited Access

Calamos Bitcoin Structured Alt Protection ETF – January Sub 1	98-1828163
Calamos Bitcoin 90 Series Structured Alt Protection ETF – January Sub 1	98-1829852
Calamos Bitcoin 80 Series Structured Alt Protection ETF – January Sub 1	98-1830164
Calamos Bitcoin 90 Series Structured Alt Protection ETF® – April	33-2463234
Calamos Bitcoin 80 Series Structured Alt Protection ETF® - April	33-2482672
Calamos Bitcoin Structured Alt Protection ETF® – April	33-2383221
Calamos Bitcoin 90 Series Structured Alt Protection ETF – April Sub 1	98-1841159
Calamos Bitcoin 80 Series Structured Alt Protection ETF - April Sub 1	98-1841818
Calamos Bitcoin Structured Alt Protection ETF – April Sub 1	98-1840947
Calamos Autocallable Income ETF	33-5015390
Calamos Autocallable Income ETF – Sub 1	98-1862415
Calamos Bitcoin Structured Alt Protection ETF® – July	33-2414289
Calamos Bitcoin 90 Series Structured Alt Protection ETF® – July	33-2754251
Calamos Bitcoin 80 Series Structured Alt Protection ETF® – July	33-2772412
Calamos Bitcoin Structured Alt Protection ETF – July Sub 1	98-1863716
Calamos Bitcoin 90 Series Structured Alt Protection ETF – July Sub 1	98-1863347
Calamos Bitcoin 80 Series Structured Alt Protection ETF – July Sub 1	98-1862860
Calamos Bitcoin Structured Alt Protection ETF® – October	33-2442769
Calamos Bitcoin 90 Series Structured Alt Protection ETF® – October	33-2815363
Calamos Bitcoin 80 Series Structured Alt Protection ETF® – October	33-2844374
Calamos Laddered Bitcoin Structured Alt Protection ETF®	39-3576968
Calamos Laddered Bitcoin 90 Series Structured Alt Protection ETF®	39-3590811
Calamos Laddered Bitcoin 80 Series Structured Alt Protection ETF®	39-3618434
Calamos Bitcoin Structured Alt Protection ETF - October Sub 1	98-1881335
Calamos Bitcoin 80 Series Structured Alt Protection ETF – October Sub 1	98-1883173
Calamos Bitcoin 90 Series Structured Alt Protection ETF – October Sub 1	98-1882286
Calamos Nasdaq Autocallable Income ETF	39-4204450
Calamos Nasdaq Autocallable Income ETF – Sub 1	98-1829554

Calamos Investment Trust
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729

Information Classification: Limited Access

Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos International Small Cap Growth Fund	87-4563290
Calamos Merger Arbitrage Fund	93-1422103

Calamos Antetokounmpo Sustainable Equities Trust
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

Calamos Convertible Opportunities and Income Fund	03-0426532
Calamos Convertible and High Income Fund	02-0683363
Calamos Strategic Total Return Fund	04-3785941
Calamos Global Total Return Fund	20-3377281
Calamos Global Dynamic Income Fund	20-8819776
Calamos Dynamic Convertible and Income Fund	47-1549409
Calamos Long/Short Equity & Dynamic Income Trust	82-2860404

Information Classification: Limited Access